Exhibit 99

FOR RELEASE – OCTOBER 29, 2019

Corning Reports Third-Quarter 2019 Financial Results Consistent with Management Expectations

Company reaffirms full-year outlook

Management confident in long-term growth

CORNING, N.Y. – Corning Incorporated (NYSE: GLW) today announced results for its third quarter ended Sept. 30, 2019. Results are consistent with the early update issued Sept. 16.

“Corning is successfully taking actions to offset recent headwinds. At the same time, we remain confident in our strategy and continue to advance our long-term growth initiatives,” said Wendell P. Weeks, chairman, chief executive officer, and president.

“Two recent announcements – an additional $250 million investment from Apple in Corning’s advanced manufacturing, as well as FDA approval of Valor Glass packaging for its first commercial use – are testament to our confidence in Corning’s long-term outlook.”

News Summary

•	Third-quarter results were consistent with Sept. 16 update:
•	GAAP sales of $2.9 billion and core sales of $3.0 billion
•	GAAP EPS of $0.38 and core EPS of $0.44

•	Highlights from the third quarter included:
•

Display Technologies continued to experience a favorable pricing environment and management now expects the full-year price decline to be a low-single digit percentage, improving from prior expectation of a low-to-mid single digit percentage decline

•

Environmental Technologies sales grew 20% year over year as the success of the company’s gasoline particulate filter innovation drove sales well above the underlying auto industry growth rate, putting the company on track to exceed $200 million in 2019 GPF sales

•	Specialty Materials and Life Sciences also grew sales faster than their underlying markets, driven by the strength and relevance of the company’s technology and innovation approach
•	Optical Communications advanced 5G innovation with key industry leaders

•	Key actions to offset recent headwinds include:
•	Reducing operating expenses
•	Aligning capacity in Display to demand
•	Idling capacity and pacing capital projects in Optical Communications

© 2019 Corning Incorporated. All Rights Reserved.

Corning Reports Third-Quarter 2019 Financial Results in line with expectations; confident in long-term outlook

•	Continued investments in technology and innovation with customers led to notable progress, including Apple’s investment and FDA approval of Corning Valor® Glass for its first commercial use

Market-Access Platform Progress

Corning’s 2020-2023 Strategy & Growth Framework outlines opportunities in each of the company’s five Market-Access Platforms.

“Our capabilities and strategy are well-aligned with market drivers, and we continue to advance customer and innovation initiatives to deliver on our goals,” Weeks said.

In the third quarter, Corning continued to innovate with industry leaders in each of its markets. Highlights include:

•

Automotive: Auto Glass Solutions continues to build its order book. At next month’s Guangzhou Auto Show, the industry’s first shaped dual-display module with a single cover glass part will be showcased in the GAC Aion LX, an electric vehicle. The module's cover glass is produced using proprietary Corning® ColdForm™ Technology.

•

Optical Communications: Verizon and Corning are co-innovating at Corning’s optical cable manufacturing facility in Hickory, North Carolina, to build the 5G factory of the future. Corning is also collaborating with Intel to accelerate the availability and deployment of 5G in-building network solutions.

•

Mobile Consumer Electronics: Apple announced an additional $250 million investment from its Advanced Manufacturing Fund to support Corning's processes, equipment, and materials integral to the delivery of next-generation consumer devices.

•

Life Sciences Vessels: A leading pharmaceutical manufacturer has received FDA approval of Corning Valor® Glass for use as a primary package for a marketed drug product. The approval marks a major milestone toward future sales.

•

Display: Chengdu CEC Panda Display Technology Co., Ltd., (CCPD) selected Corning® Astra™ Glass, which is optimized for the growing oxide display market and enables high-performance tablets, notebooks, and 8K TVs.

© 2019 Corning Incorporated. All Rights Reserved.

Corning Reports Third-Quarter 2019 Financial Results in line with expectations; confident in long-term outlook

Third-Quarter 2019 Results and Comparisons
(In millions, except per-share amounts)

	Q3 2019	Q2 2019	% change	Q3 2018	% change
GAAP Net Sales	$2,934	$2,940	(0%)	$3,008	(2%)
GAAP Net Income	$337	$92	266%	$625	(46%)
GAAP EPS	$0.38	$0.09	322%	$0.67	(43%)
Core Sales*	$2,969	$2,986	(1%)	$3,045	(2%)
Core Net Income*/**	$397	$410	(3%)	$476	(17%)
Core EPS*	$0.44	$0.45	(2%)	$0.51	(14%)

*Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website.

**Effective July 1, 2019, we have replaced the term “Core Earnings” with “Core Net Income”.  The terms are interchangeable and the underlying calculations remain the same.

Segment Results and Outlook

“In the third quarter, we acted quickly to address changing market conditions, we met our revised targets, and we continued our actions to advance our long-term growth plans,” said Tony Tripeny, executive vice president and chief financial officer.

“We are operating on the strong foundation that we built over the past four years, and we’re making progress in key areas as evidenced by our ongoing customer announcements. This makes us confident in our ability to achieve the objectives we laid out in our 2020 to 2023 Strategy & Growth Framework,” Tripeny added.

Display Technologies:

	Q3 2019	Q2 2019	% change	Q3 2018	% change
Net Sales	$793	$848	(6%)	$852	(7%)
Net Income Before Tax	$234	$268	(13%)	$275	(15%)
Net Income	$185	$213	(13%)	$218	(15%)

Display Technologies third-quarter sales were $793 million and net income was $185 million. Display glass volume declined by a high-single digit percentage sequentially, consistent with the Sept. 16 update.

Third-quarter glass prices were consistent with the second quarter. Fourth-quarter glass prices are expected to decline slightly sequentially. As a result, the full-year 2019 price decline is expected to improve to a low-single digit percentage versus prior expectations of a low-to-mid single digit percentage decline.

Corning continues to expect full-year Display glass volume to grow slightly, with fourth-quarter Display glass volume expected to decline by a mid-single digit percentage sequentially. The company’s ramp-up of its Gen 10.5 manufacturing capacity accounts for Display growing faster than the overall display glass market for 2019.

© 2019 Corning Incorporated. All Rights Reserved.

Corning Reports Third-Quarter 2019 Financial Results in line with expectations; confident in long-term outlook

Optical Communications:

	Q3 2019	Q2 2019	% change	Q3 2018	% change
Net Sales	$1,007	$1,090	(8%)	$1,117	(10%)
Net Income Before Tax	$162	$201	(19%)	$214	(24%)
Net Income	$127	$158	(20%)	$168	(24%)

Optical Communications sales were $1 billion and net income was $127 million. Sales declined sequentially and year over year. As described in the company’s Sept. 16 update, declines resulted from overall market weakness driven by customer project spending decisions, primarily in carrier networks.

Management continues to expect full-year sales to decline 3% to 5% versus 2018.

Environmental Technologies:

	Q3 2019	Q2 2019	% change	Q3 2018	% change
Net Sales	$397	$366	8%	$331	20%
Net Income Before Tax	$100	$82	22%	$76	32%
Net Income	$79	$65	22%	$60	32%

Environmental Technologies third-quarter sales were $397 million, up 20% year over year, driven by continued adoption of gasoline particulate filters and strong demand in the heavy-duty market. Net income was $79 million.

This strong performance is expected to continue in the fourth quarter, with sales increasing by a low-teen percentage year over year. For the full year, management now expects Environmental Technologies sales to grow by a mid-teen percentage, compared with prior expectations of low-teens percentage growth.

Specialty Materials:

	Q3 2019	Q2 2019	% change	Q3 2018	% change
Net Sales	$463	$369	25%	$459	1%
Net Income Before Tax	$117	$85	38%	$147	(20%)
Net Income	$92	$67	37%	$116	(21%)

Specialty Materials third-quarter sales were $463 million, repeating the very strong performance delivered a year ago. Net income was $92 million.

For the fourth-quarter, sales are expected to be consistent year over year. The company expects full-year sales growth, despite a maturing smartphone market.

© 2019 Corning Incorporated. All Rights Reserved.

Corning Reports Third-Quarter 2019 Financial Results in line with expectations; confident in long-term outlook

Life Sciences:

	Q3 2019	Q2 2019	% change	Q3 2018	% change
Net Sales	$256	$260	(2%)	$231	11%
Net Income Before Tax	$52	$51	2%	$38	37%
Net Income	$41	$40	3%	$30	37%

Life Sciences sales were $256 million, up 11% year over year. Net income was $41 million.

Fourth-quarter sales are expected to grow by a mid-single digit percentage year over year. Corning continues to outpace overall market growth and expects full-year sales to be up by a mid-single digit percentage year over year.

Upcoming Investor Events

On Dec. 12, Corning will attend the Barclays Global Technology, Media and Telecommunications Conference in San Francisco. And Jan. 8, Corning will attend the Citi 2020 Global Technology Media and Telecommunications West Conference.

Third-Quarter Conference Call Information

The company will host a third-quarter conference call on Tuesday, Oct. 29, at 8:30 a.m. ET. To participate, please call toll free (800) 230-1093 or for international access call (612) 332-0107 approximately 10-15 minutes prior to the start of the call. The host is “NICHOLSON.” To listen to a live audio webcast of the call, go to Corning’s website at http://www.corning.com/investor_relations, click “Events” and follow the instructions.

Presentation of Information in this News Release

Non-GAAP financial measures are not in accordance with, or an alternative to, U.S. generally accepted accounting principles (“GAAP”). Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on the Company’s website by going to the Investor Relations page and clicking “Quarterly Results” under the “Financials and Filings” tab. These reconciliations also accompany this news release.

© 2019 Corning Incorporated. All Rights Reserved.

Corning Reports Third-Quarter 2019 Financial Results in line with expectations; confident in long-term outlook

Caution Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts or information and contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” and “target” and similar expressions are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. Such statements relate to future events that by their nature address matters that are, to different degrees, uncertain. These estimates are subject to change and uncertainty which are, in many instances, beyond our control. There can be no assurance that future developments will be in accordance with management’s expectations. Actual results could differ materially from those expected by us, depending on the outcome of various factors. We do not undertake to update forward-looking statements.

Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: the effects of acquisitions, dispositions and other similar transactions, global business, financial, economic and political conditions; tariffs and import duties; currency fluctuations between the U.S. dollar and other currencies, primarily the Japanese yen, euro, Chinese yuan and South Korean won; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; possible disruption in commercial activities due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, or major health concerns; unanticipated disruption to equipment, facilities, IT systems or operations; effect of regulatory and legal developments; ability to pace capital spending to anticipated levels of customer demand; rate of technology change; ability to enforce patents and protect intellectual property and trade secrets; adverse litigation; product and components performance issues; retention of key personnel; customer ability, most notably in the Display Technologies segment, to maintain profitable operations and obtain financing to fund their ongoing operations and manufacturing expansions and pay their receivables when due; loss of significant customers; changes in tax laws and regulations including the Tax Cuts and Jobs Act of 2017; the impacts of audits by taxing authorities; and the potential impact of legislation, government regulations, and other government action and investigations.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Web Disclosure

In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it uses its website (http://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors, or supplemental to information contained in this or other press releases. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

© 2019 Corning Incorporated. All Rights Reserved.

Corning Reports Third-Quarter 2019 Financial Results in line with expectations; confident in long-term outlook

About Corning Incorporated

Corning (www.corning.com) is one of the world's leading innovators in materials science, with a more than 165-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people's lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries.

Corning's capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping our customers capture new opportunities in dynamic industries. Today, Corning's markets include optical communications, mobile consumer electronics, display technology, automotive, and life sciences vessels. Corning's industry-leading products include damage-resistant cover glass for mobile devices; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for state-of-the-art communications networks; trusted products to accelerate drug discovery and delivery; and clean-air technologies for cars and trucks.

Media Relations Contact:
M. Elizabeth Dann
(607) 974-4989
damme@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

Follow Corning: RSS Feeds | Facebook | Twitter | YouTube

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net sales	$2,934	$3,008	$8,686	$8,255
Cost of sales	1,917	1,776	5,505	4,996

Gross margin	1,017	1,232	3,181	3,259

Operating expenses:
Selling, general and administrative expenses	369	439	1,184	1,352
Research, development and engineering expenses	255	244	753	728
Amortization of purchased intangibles	28	27	85	68

Operating income	365	522	1,159	1,111

Equity in earnings of affiliated companies	23	32	81	102
Interest income	4	7	16	29
Interest expense	(55)	(45)	(161)	(140)
Translated earnings contract gain, net	86	230	163	66
Other (expense) income, net	(15)	12	(59)	(11)

Income before income taxes	408	758	1,199	1,157
Provision for income taxes	(71)	(133)	(271)	(383)

Net income attributable to Corning Incorporated	$337	$625	$928	$774

Earnings per common share attributable to Corning Incorporated:
Basic	$0.40	$0.75	$1.10	$0.85
Diluted	$0.38	$0.67	$1.03	$0.82

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions, except share and per share amounts)

	September 30,	December 31,
	2019	2018
Assets

Current assets:
Cash and cash equivalents	$971	$2,355
Trade accounts receivable, net of doubtful accounts and allowances	2,024	1,940
Inventories, net of inventory reserves	2,337	2,037
Other current assets	824	702
Total current assets	6,156	7,034

Investments	339	376
Property, plant and equipment, net of accumulated depreciation	15,083	14,895
Goodwill, net	1,924	1,936
Other intangible assets, net	1,206	1,292
Deferred income taxes	1,109	951
Other assets	1,512	1,021

Total Assets	$27,329	$27,505

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$305	$4
Accounts payable	1,447	1,456
Other accrued liabilities	1,848	1,851
Total current liabilities	3,600	3,311

Long-term debt	6,225	5,994
Postretirement benefits other than pensions	646	662
Other liabilities	3,724	3,652
Total liabilities	14,195	13,619

Commitments, contingencies and guarantees
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1,717 million and 1,713 million	859	857
Additional paid-in capital – common stock	14,295	14,212
Retained earnings	16,555	16,303
Treasury stock, at cost; Shares held: 949 million and 925 million	(19,588)	(18,870)
Accumulated other comprehensive loss	(1,387)	(1,010)
Total Corning Incorporated shareholders’ equity	13,034	13,792
Noncontrolling interests	100	94
Total equity	13,134	13,886

Total Liabilities and Equity	$27,329	$27,505

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Cash Flows from Operating Activities:
Net income	$337	$625	$928	$774
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	368	291	1,026	895
Amortization of purchased intangibles	28	27	85	68
Equity in earnings of affiliated companies	(23)	(32)	(81)	(102)
Dividends received from affiliated companies		101		106
Deferred tax (benefit) provision	(51)	7	(85)	53
Customer incentives and deposits		107	2	691
Translated earnings contract gain	(86)	(230)	(163)	(66)
Unrealized translation losses on transactions	53	14	87	52
Changes in certain working capital items:
Trade accounts receivable	32	(156)	(169)	(197)
Inventories	(81)	(42)	(338)	(235)
Other current assets	(56)	(6)	(220)	(36)
Accounts payable and other current liabilities	294	240	(71)	94
Other, net	74	(3)	12	(119)
Net cash provided by operating activities	889	943	1,013	1,978

Cash Flows from Investing Activities:
Capital expenditures	(508)	(452)	(1,602)	(1,629)
Purchase of equipment for related party	(9)	(63)	(9)	(63)
Sale of equipment to related party	62		62
Acquisition of businesses, net of cash received		(10)		(804)
Proceeds from settlement of initial contingent consideration asset				196
Realized gains on translated earnings contracts	1	26	50	62
Other, net	(46)	(12)	(35)	(28)
Net cash used in investing activities	(500)	(511)	(1,534)	(2,266)

Cash Flows from Financing Activities:
Net repayments of short-term borrowings and current portion of long-term debt				(375)
Repayments of commercial paper, net	(446)
Proceeds from issuance of long-term debt, net	349		349	596
Proceeds from the exercise of stock options	7	31	43	74
Repurchases of common stock for treasury	(301)	(397)	(708)	(1,880)
Dividends paid	(192)	(169)	(554)	(517)
Other, net	12	(3)	37	(14)
Net cash used in financing activities	(571)	(538)	(833)	(2,116)
Effect of exchange rates on cash	(25)	(14)	(30)	(10)
Net decrease in cash and cash equivalents	(207)	(120)	(1,384)	(2,414)
Cash and cash equivalents at beginning of period	1,178	2,023	2,355	4,317
Cash and cash equivalents at end of period	$971	$1,903	$971	$1,903

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

(Unaudited)

GAAP Earnings per Common Share

The following table sets forth the computation of basic and diluted earnings per common share (in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income attributable to Corning Incorporated	$337	$625	$928	$774
Less: Series A convertible preferred stock dividend	24	24	73	73
Net income available to common stockholders – basic	313	601	855	701
Add: Series A convertible preferred stock dividend	24	24	73	73
Net income available to common stockholders – diluted	$337	$625	$928	$774

Weighted-average common shares outstanding - basic	775	805	780	824
Effect of dilutive securities:
Stock options and other dilutive securities	7	10	8	9
Series A convertible preferred stock	115	115	115	115
Weighted-average common shares outstanding - diluted	897	930	903	948
Basic earnings per common share	$0.40	$0.75	$1.10	$0.85
Diluted earnings per common share	$0.38	$0.67	$1.03	$0.82

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
Core net income attributable to Corning Incorporated	$397	$476	$1,172	$1,134
Less: Series A convertible preferred stock dividend	24	24	73	73
Core net income available to common stockholders - basic	373	452	1,099	1,061
Add: Series A convertible preferred stock dividend	24	24	73	73
Core net income available to common stockholders - diluted	$397	$476	$1,172	$1,134

Weighted-average common shares outstanding - basic	775	805	780	824
Effect of dilutive securities:
Stock options and other dilutive securities	7	10	8	9
Series A convertible preferred stock	115	115	115	115
Weighted-average common shares outstanding - diluted	897	930	903	948
Core basic earnings per common share	$0.48	$0.56	$1.41	$1.29
Core diluted earnings per common share	$0.44	$0.51	$1.30	$1.20

© 2019 Corning Incorporated. All Rights Reserved.

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, we adjust certain measures provided by our consolidated financial statements to exclude specific items to report core performance measures.  These items include gains and losses on our translated earnings contracts, acquisition-related costs, certain discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates.  Corning utilizes constant currency reporting for our Display Technologies and Specialty Materials segments for the Japanese yen, South Korean won, Chinese yuan and New Taiwan dollar currencies.  Effective January 1, 2019, Corning also began using constant currency reporting for our Environmental Technologies and Life Sciences segments for the euro, Japanese yen and Chinese yuan.  The Company believes that the use of constant currency reporting allows investors to understand our results without the volatility of currency fluctuations, and reflects the underlying economics of the translated earnings contracts used to mitigate the impact of changes in currency exchange rates on our earnings and cash flows.  Corning also believes that reporting core performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.

Core performance measures are not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for, GAAP reporting measures.  With respect to the Company’s outlooks for future periods, it is not possible to provide reconciliations for these non-GAAP measures because the Company does not forecast foreign currency exchange rates or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of the Company’s control.  As a result, the Company is unable to provide outlook information on a GAAP basis.

For a reconciliation of non-GAAP performance measures to their most directly comparable GAAP financial measure, please see “Reconciliation of Non-GAAP Measures” below.

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three and Nine Months Ended September 30, 2019

(Unaudited; amounts in millions, except per share amounts)

	Three Months Ended September 30, 2019
			Income before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$2,934	$23	$408	$337	17.4%	$0.38
Constant-currency adjustment (1)	35		20	63		0.07
Translation gain on Japanese yen-denominated debt (2)			(11)	(8)		(0.01)
Translated earnings contract gain (3)			(84)	(65)		(0.07)
Acquisition-related costs (4)			31	22		0.02
Discrete tax items and other tax-related adjustments (5)(b)				(51)		(0.06)
Litigation, regulatory and other legal matters (6)			(24)	(19)		(0.02)
Restructuring, impairment and other charges and credits (7)			148	118		0.13
Core performance measures	$2,969	$23	$488	$397	18.6%	$0.44

	Nine Months Ended September 30, 2019
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported – GAAP	$8,686	$81	$1,199	$928	22.6%	$1.03
Constant-currency adjustment (1)	119	1	93	137		0.15
Translation loss on Japanese yen-denominated debt (2)			10	9		0.01
Translated earnings contract gain (3)			(161)	(125)		(0.14)
Acquisition-related costs (4)			102	76		0.08
Discrete tax items and other tax-related adjustments (5)				(20)		(0.02)
Litigation, regulatory and other legal matters (6)			(24)	(19)		(0.02)
Restructuring, impairment and other charges and credits (7)		6	222	176		0.19
Equity in earnings of affiliated companies (8)		(11)	(11)	(9)		(0.01)
Adjustments related to acquisitions
Pension mark-to-market adjustment (9)			24	19		0.02
Core performance measures	$8,805	$77	$1,454	$1,172	19.4%	$1.30

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.
(b)	The amount includes $20 million that was reflected in GAAP earnings in earlier periods to conform to the Company’s current presentation.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three and Nine Months Ended September 30, 2018

(Unaudited; amounts in millions, except per share amounts)

	Three Months Ended September 30, 2018
			Income before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$3,008	$32	$758	$625	17.5%	$0.67
Constant-currency adjustment (1)	37		42	46		0.05
Translation gain on Japanese yen-denominated debt (2)			(30)	(23)		(0.02)
Translated earnings contract gain (3)			(232)	(171)		(0.18)
Acquisition-related costs (4)			37	29		0.03
Discrete tax items and other tax-related adjustments (5)				(40)		(0.04)
Litigation, regulatory and other legal matters (6)			11	8		0.01
Restructuring, impairment and other charges and credits (7)			9	2
Core performance measures	$3,045	$32	$595	$476	20.0%	$0.51

	Nine Months Ended September 30, 2018
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$8,255	$102	$1,157	$774	33.1%	$0.82
Constant-currency adjustment (1)	62	1	110	114		0.12
Translation gain on Japanese yen-denominated debt (2)			(28)	(21)		(0.02)
Translated earnings contract gain (3)			(85)	(50)		(0.05)
Acquisition-related costs (4)			95	74		0.08
Discrete tax items and other tax-related adjustments (5)				103		0.11
Litigation, regulatory and other legal matters (6)			143	111		0.12
Restructuring, impairment and other charges and credits (7)			58	40		0.04
Equity in earnings of affiliated companies (8)		(14)	(14)	(12)		(0.01)
Pension mark-to-market adjustment (9)			1	1
Core performance measures	$8,317	$89	$1,437	$1,134	21.1%	$1.20

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three and Nine Months Ended September 30, 2019 and 2018

(Unaudited; amounts in millions)

	Three Months Ended				Three Months Ended
	September 30, 2019				September 30, 2018
			Selling,	Research,			Selling,	Research,
			general	development			general	development
		Gross	and	and		Gross	and	and
	Gross	margin	admin.	engineering	Gross	margin	admin.	engineering
	Margin	%	expenses	expenses	Margin	%	expenses	expenses

As reported	$1,017	35%	$369	$255	$1,232	41%	$439	$244
Constant-currency adjustment (1)	21		(1)		40
Translated earnings contract gain (3)					(1)
Acquisition-related costs (4)	1				4		(6)	(1)
Litigation, regulatory and other legal matters (6)			24				(12)
Restructuring, impairment and other charges and credits (7)	117		(11)	(16)	5		(1)

Core performance measures	$1,156	39%	$381	$239	$1,280	42%	$420	$243

	Nine Months Ended				Nine Months Ended
	September 30, 2019				September 30, 2018
			Selling,	Research,			Selling,	Research,
			general	development			general	development
		Gross	and	and		Gross	and	and
	Gross	margin	admin.	engineering	Gross	margin	admin.	engineering
	Margin	%	expenses	expenses	Margin	%	expenses	expenses

As reported	$3,181	37%	$1,184	$753	$3,259	39%	$1,352	$728
Constant-currency adjustment (1)	94		2		104		(1)
Translated earnings contract gain (3)					(3)
Acquisition-related costs (4)	6		(9)	(1)	5		(21)	(2)
Litigation, regulatory and other legal matters (6)			26				(144)
Restructuring, impairment and other charges and credits (7)	212		(17)	(16)	48		(9)

Core performance measures	$3,493	40%	$1,186	$736	$3,413	41%	$1,177	$726

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three and Nine Months Ended September 30, 2019 and 2018

(Unaudited; amounts in millions)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2019	2018	2019	2018

Cash flows from operating activities	$889	$943	$1,013	$1,978
Realized gains on translated earnings contracts	1	26	50	62
Translation losses on cash balances	(53)	(13)	(87)	(51)
Receipt of contingent consideration				196
Other adjustments	27		27

Adjusted cash flows from operating activities	$864	$956	$1,003	$2,185

© 2019 Corning Incorporated. All Rights Reserved.

Items which we exclude from GAAP measures to report core performance measures are as follows:

(1)

Constant-currency adjustment:  Because a significant portion of segment revenues and expenses are denominated in currencies other than the US dollar, management believes it is important to understand the impact on core net income of translating these currencies into U.S. dollars.  Our Display Technologies segment sales and net income are primarily denominated in Japanese yen, but also impacted by the Korean won, Chinese yuan, and new Taiwan dollar.  Beginning January 1, 2019, as our Environmental Technologies and Life Science segments sales and net income are impacted by the euro, Chinese yuan and Japanese yen, these segments will also be presented on a constant-currency basis.  We have not recast the prior periods for these two segments as the impact of fluctuations in these currencies are not material for prior periods.  Presenting results on a constant-currency basis mitigates the translation impact and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts.  We establish constant-currency rates based on internally derived management estimates which are closely aligned with the currencies we have hedged.

Constant-currency rates are as follows:
	Currency	Japanese yen	Korean won	Chinese yuan	New Taiwan dollar	Euro
	Rate	¥107	₩1,175	¥6.7	NT$31	€.81

(2)	Translation (gain) loss on Japanese yen-denominated debt: We have excluded the gain or loss on the translation of our yen-denominated debt to U.S. dollars.
(3)

Translated earnings contract (gain) loss:  We have excluded the impact of the realized and unrealized gains and losses of our Japanese yen, euro, South Korean won, new Taiwan dollar and Chinese yuan-denominated foreign currency hedges related to translated earnings, as well as the unrealized gains and losses of our British pound-denominated foreign currency hedges related to translated earnings.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(5)

Discrete tax items and other tax-related adjustments:  These include discrete period tax items such as changes in tax law, the impact of tax audits, changes in judgement about the realizability of certain deferred tax assets and other tax-related adjustments.

(6)

Litigation, regulatory and other legal matters:  Includes amounts that reflect developments in commercial litigation, intellectual property disputes, adjustments to our estimated liability for environmental-related items and other legal matters.

(7)

Restructuring, impairment and other charges and credits:  This amount includes restructuring, impairment and other charges and credits, as well as other expenses, primarily accelerated depreciation and asset write-offs, which are not related to continuing operations and are not classified as restructuring expense.

(8)

Equity in earnings of affiliated companies:  These adjustments relate to costs not related to continuing operations of our affiliated companies, such as restructuring, impairment, other charges and credits and settlements under “take-or-pay” contracts.

(9)

Pension mark-to-market adjustment:  Defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.

© 2019 Corning Incorporated. All Rights Reserved.